UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2020

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

965 Atlantic Avenue

Suite 101

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 15, 2020, AgeX borrowed an additional $1.0 million of its available credit under a Secured Convertible Facility Agreement (the “New Loan Agreement”), dated March 30, 2020, with Juvenescence Limited (“Juvenescence”). The outstanding principal balance of the loans under the New Loan Agreement will become due and payable on March 30, 2023 (the “Repayment Date”).

Juvenescence may declare the outstanding principal balance of the loans and other sums owed under the New Loan Agreement immediately due and payable prior to the Repayment Date if an Event of Default occurs and continues uncured for 10 business days after notice of default from Juvenescence. Events of Default under the New Loan Agreement include: (i) AgeX fails to pay any amount in the manner and at the time provided in the New Loan Agreement and the failure to pay is not remedied within 10 business days; (ii) AgeX fails to perform any of its obligations under the New Loan Agreement and if the failure can be remedied it is not remedied to the satisfaction of Juvenescence within 10 business days after notice to AgeX; (iii) other indebtedness for money borrowed in excess of $100,000 becomes due and payable or can be declared due and payable prior to its due date or if indebtedness for money borrowed in excess of $25,000 is not paid when due; (iv) AgeX stops payment of its debts generally or discontinues its business or becomes unable to pay its debts as they become due or enters into any arrangement with creditors generally, (v) AgeX becoming insolvent or in liquidation or administration or other insolvency procedures, or a receiver, trustee or similar officer is appointed in respect of all or any part of its assets and such appointment continues undischarged or unstayed for sixty days, (vi) it becomes illegal for AgeX to perform its obligations under the New Loan Agreement or any governmental permit, license, consent, exemption or similar requirement for AgeX to perform its obligations under the New Loan Agreement or to carry out its business is not obtained or ceases to remain in effect; (vii) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of AgeX if such process is not released, vacated or fully bonded within sixty calendar days after its issue or levy; (viii) any injunction, order or judgement of any court is entered or issued which in the opinion of Juvenescence materially and adversely affects the ability of AgeX to carry out its business or to pay amounts owed to Juvenescence under the New Loan Agreement, (ix) there is a change in AgeX’s financial condition that in the opinion of Juvenescence materially and adversely affects, or is likely to so affect, its ability to perform any of its obligations under the New Loan Agreement, (x) AgeX or any of its subsidiaries that guarantee’s AgX’s obligations or becomes a co-obligor under the New Loan Agreement (each a “Guarantor Subsidiary” and collectively the “Guarantor Subsidiaries”) sells, leases, licenses, consigns, transfers, or otherwise disposes of a material part of its assets other than inventory in the ordinary course of business or certain intercompany transactions, or certain other limited permitted transactions, unless Juvenescence approves, (xi) the security interests under a Security Agreement, if in effect, are not valid or perfected, or AgeX or a Guarantor Subsidiary contests the validity of its obligations under the New Loan Agreement or Security Agreement or other related agreement with Juvenescence, or there is a loss, theft, damage or destruction of a material portion of the collateral, (xii) any representation, warranty, or other statement made by AgeX or a Guarantor Subsidiary under the New Loan Agreement is incomplete, untrue, incorrect, or misleading, or (xiii) AgeX or a Guarantor Subsidiary suspends or ceases to carry on all or a material part of its business or threatens to do so.

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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New CFO

On May 15, 2020 Andrea Park was appointed Chief Financial Officer, replacing Russell Skibsted in that office. Ms. Park had served as our Vice President of Finance and Controller since October 2019. Ms. Park’s career includes over 24 years of public accounting and finance experience. Before joining AgeX, Ms. Park served as Vice President of Finance and Controller of Lineage Cell Therapeutics, Inc., from June 2016 to September 2019, after serving as Lineage’s Controller from February 2005 to June 2016. While at Lineage, Ms. Park was directly involved in the accounting and financial reporting of the public spin-off and eventually the deconsolidation of three of its then subsidiaries including Asterias Biotherapeutics, Inc., OncoCyte Corporation and AgeX. She has also worked in the audit and assurance practice at Deloitte. Ms. Park has a B.A. in Business Economics with Concentration in Accounting from the University of California, Santa Barbara.

In connection with her appointment as Chief Financial Officer, we approved new compensation terms with Andrea Park, including a base annual salary of $265,000 per year, with a target bonus of 40% of her base salary. The target bonus is discretionary and may be based on such company and personal performance goals and criteria as the Compensation Committee of the Board of Directors may from time to time set.

We also awarded Ms. Park options to purchase 300,000 shares of our common stock under our 2017 Equity Incentive Plan (the “Plan”) at an exercise price of $0.738 per share, the fair market value of AgeX common stock determined in accordance with the Plan. The options will vest and thereby become exercisable as follows: 25% will vest upon the completion of one year of continuous service as an employee from the date of grant, and the balance will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, subject to Ms. Park’s continuous service as an employee on the applicable vesting date. The options will be incentive stock options pursuant to Section 422 of the Internal Revenue Code, to the extent permitted by the Code.

The options shall expire if not exercised 10 years from the date of grant. However, in the event of termination of Ms. Park’s employment for any reason other than death or disability, the options will expire three months following the termination of employment, and in the event of Ms. Park’s death or disability, the options will expire if not exercised within the first year following cessation of employment due to death or disability, and in each case may be exercisable only up to the amount vested on the date Ms. Park’s employment terminates.

Consulting Arrangement with Russell Skibsted

We will enter into an agreement with our former Chief Financial Officer, Russell Skibsted pursuant to which he may provide us with consulting and advisory services from time on a per diem basis, upon our request, at a rate of $300 per hour or $1,800 per day (which day rate shall be applicable for any day in which Mr. Skibsted provides six or more hours of services).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: May 21, 2020	By:	/s/ Michael D. West
Chief Executive Officer

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